UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 7, 2017

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(A) of the Exchange Act. [ ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 7, 2017, Corning Natural Gas Holding Corporation (the “Holding Company”) received notice that its Certificate of Amendment to its Certificate of Incorporation reallocating its shares of preferred stock into 255,500 shares of 6% Series A Cumulative Preferred Stock (from 140,000 shares) and 244,500 shares of Series B Convertible Preferred Stock (from 360,000 shares) with the Department of State of the State of New York. That amendment to the Holding Company’s Certificate of Incorporation was effective as of the June 27, 2017 filing date.

The Certificate of Amendment to the Certificate of Incorporation described above is filed as exhibits to this Current Report on Form 8-K. The description is qualified in its entirety by reference to the full text of such document.

Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1 Certificate of Amendment to the Certificate of Incorporation with respect to the number of shares of preferred Stock allocated between 6% Series A Cumulative Preferred Stock and Series B Convertible Preferred Stock filed by the Department of State of the State of New York on June 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Holding Corporation

By: /s/ Firouzeh Sarhangi

Chief Financial Officer and Treasurer

Dated: July 20, 2017

INDEX TO EXHIBITS

Form 8-K of Corning Natural Gas Holding Corporation

Exhibit 3.1 Certificate of Amendment to the Certificate of Incorporation

with respect to the number of shares of preferred Stock

allocated between 6% Series A Cumulative Preferred Stock

and Series B Convertible Preferred Stock filed by

the Department of State of the State of New York

on June 27, 2017 Filed herewith